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                                                                   EXHIBIT 10.13


                                    Amendment
                                       To
           Non-Qualified Retirement/Savings Plan of Apache Corporation

Apache Corporation ("Apache") maintains the Non-Qualified Retirement/Savings Plan of Apache Corporation (the "Plan"). Pursuant to section 8.02 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right, effective as of the dates set forth below.

1. Effective as of September 1, 2000, section 1.06(a)(v) shall be replaced in its entirety by the following.

                  (E) Salary reductions that are excludable from an Employee's gross income pursuant to Code section 125 or 132(f)(4), and

2. Effective as of July 1, 2001, section 5.01(c)(v) shall be replaced in its entirety by the following.

         (v) Change of Control. All Participants shall be fully vested if a "change in control" occurs. For purposes of this paragraph, a "change of control" shall mean the event occurring when a person, partnership, or corporation, together with all persons, partnerships, or corporations acting in concert with each person, partnership, or corporation, or any or all of them, acquires more than 20% of Apache's outstanding voting securities; provided that a change of control shall not occur if such persons, partnerships, or corporations acquiring more than 20% of Apache's voting securities is solicited to do so by Apache's board of directors, upon its own initiative, and such persons, partnerships, or corporations have not previously proposed to acquire more than 20% of Apache's voting securities in an unsolicited offer made either to Apache's board of directors or directly to the stockholders of Apache.



IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

                                        APACHE CORPORATION


                                        By: /s/ Jeffrey M. Bender
                                            ------------------------------------

Date: August 3, 2001                    Title: Vice President - Human Resources
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